EXHIBIT 99.1

Republic Services, Inc. Reports
Third Quarter 2024 Results

●	Third Quarter Total Revenue Growth of 6.5 Percent
●	Reported Earnings Per Share of $1.80 and Adjusted Earnings Per Share of $1.81
●	Expanded Net Income Margin 130 Basis Points and Adjusted EBITDA Margin 210 Basis Points
●	Generated Year-to-Date Cash Flow from Operations of $2.91 Billion and Adjusted Free Cash Flow of $1.74 Billion
●	Certified as a Great Place to Work® for Eighth Consecutive Year

PHOENIX (October 29, 2024) – Republic Services, Inc. (NYSE: RSG) today reported net income of $565.7 million, or $1.80 per diluted share, for the three months ended September 30, 2024, versus $480.2 million, or $1.52 per diluted share, for the comparable 2023 period. Excluding certain expenses and other items, on an adjusted basis, net income for the three months ended September 30, 2024, was $568.3 million, or $1.81 per diluted share, versus $488.3 million, or $1.54 per diluted share, for the comparable 2023 period.

"Our strong performance during the third quarter is a direct result of executing our strategic priorities," said Jon Vander Ark, president and chief executive officer. "By pricing ahead of cost inflation and effective cost management, we delivered double-digit growth in adjusted EBITDA and EPS, and expanded adjusted EBITDA margin by more than 200 basis points. Our results continue to demonstrate the power of a well-designed strategy in driving sustainable growth and the value created for all stakeholders."

Third-Quarter and Year-to-Date 2024 Highlights:

•Third quarter total revenue growth of 6.5 percent includes 4.2 percent organic growth and 2.3 percent growth from acquisitions.

•Third quarter core price on total revenue increased revenue by 6.2 percent. Core price on related business revenue increased revenue by 7.4 percent, which consisted of 9.1 percent in the open market and 4.8 percent in the restricted portion of the business.

•Third quarter revenue growth from average yield on total revenue was 4.6 percent, and volume decreased revenue by 1.2 percent. Revenue growth from average yield on related business revenue was 5.5 percent, and volume decreased related business revenue by 1.5 percent.

•Third quarter net income was $565.7 million, or a margin of 13.9 percent.

•Third quarter EPS was $1.80 per share, an increase of 18.4 percent over the prior year.

•Third quarter adjusted EPS, a non-GAAP measure, was $1.81 per share, an increase of 17.5 percent over the prior year.

•Third quarter adjusted EBITDA, a non-GAAP measure, was $1,303.3 million, and adjusted EBITDA margin, a non-GAAP measure, was 32.0 percent of revenue, an increase of 210 basis points over the prior year.

•Year-to-date cash invested in acquisitions, including an investment in a post-collection business, was $104.4 million.

•Year-to-date cash returned to shareholders was $834.3 million, which included $329.5 million of share repurchases and $504.8 million of dividends paid.

•The Company's average recycled commodity price per ton sold at our recycling centers during the third quarter was $177. This represents an increase of $65 per ton over the prior year.

•The Company completed and commenced operations on two renewable natural gas projects during the quarter.

•The Company expects revenue to be near the low end of its full-year 2024 guidance range. The Company expects to achieve the high end of its full-year 2024 adjusted EBITDA guidance range.

Company Declared Quarterly Dividend

Republic previously announced that its Board of Directors declared a regular quarterly dividend of $0.58 per share for shareholders of record on January 2, 2025. The dividend will be paid on January 15, 2025.

Presentation of Certain Performance Metrics and Non-GAAP Measures

Adjusted diluted earnings per share, adjusted net income - Republic, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type and adjusted free cash flow are described in the Performance Metrics and Reconciliations of Certain Non-GAAP Measures section of this document.

About Republic Services

Republic Services, Inc. is a leader in the environmental services industry. Through its subsidiaries, the Company provides customers with the most complete set of products and services, including recycling, solid waste, special waste, hazardous waste and field services. Republic’s industry-leading commitments to advance circularity and support decarbonization are helping deliver on its vision to partner with customers to create a more sustainable world. For more information, please visit RepublicServices.com.

For more information, contact:
Media Inquiries	Investor Inquiries
Roman Blahoski (480) 718-0328	Aaron Evans (480) 718-0309
media@RepublicServices.com	investor@RepublicServices.com

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$83.4	$140.0
Accounts receivable, less allowance for doubtful accounts and other of $75.2 and $83.2, respectively	1,847.5	1,768.4
Prepaid expenses and other current assets	417.5	472.6
Total current assets	2,348.4	2,381.0
Restricted cash and marketable securities	203.1	163.6
Property and equipment, net	11,525.6	11,350.9
Goodwill	15,883.1	15,834.5
Other intangible assets, net	454.8	496.2
Other assets	1,399.2	1,183.9
Total assets	$31,814.2	$31,410.1
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,225.4	$1,411.5
Notes payable and current maturities of long-term debt	513.0	932.3
Deferred revenue	485.5	467.3
Accrued landfill and environmental costs, current portion	140.9	141.6
Accrued interest	114.4	104.1
Other accrued liabilities	1,162.3	1,171.5
Total current liabilities	3,641.5	4,228.3
Long-term debt, net of current maturities	12,047.4	11,887.1
Accrued landfill and environmental costs, net of current portion	2,347.1	2,281.0
Deferred income taxes and other long-term tax liabilities, net	1,591.0	1,526.8
Insurance reserves, net of current portion	381.8	348.8
Other long-term liabilities	575.2	594.6
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 321.3 and 320.7 issued including shares held in treasury, respectively	3.2	3.2
Additional paid-in capital	2,945.9	2,900.8
Retained earnings	9,443.9	8,433.9
Treasury stock, at cost; 8.0 and 6.1 shares, respectively	(1,145.6)	(783.5)
Accumulated other comprehensive loss, net of tax	(18.6)	(12.1)
Total Republic Services, Inc. stockholders' equity	11,228.8	10,542.3
Non-controlling interests in consolidated subsidiary	1.4	1.2
Total stockholders' equity	11,230.2	10,543.5
Total liabilities and stockholders' equity	$31,814.2	$31,410.1

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$4,076.2	$3,825.9	$11,986.0	$11,132.9
Expenses:
Cost of operations	2,366.9	2,284.3	7,032.7	6,678.0
Depreciation, amortization and depletion	422.0	382.3	1,234.2	1,099.4
Accretion	26.7	24.6	80.1	73.2
Selling, general and administrative	406.0	402.1	1,227.6	1,177.3
Loss (gain) on business divestitures and impairments, net	0.5	(1.5)	(0.9)	(1.5)
Restructuring charges	8.2	6.3	19.7	27.3
Operating income	845.9	727.8	2,392.6	2,079.2
Interest expense	(138.2)	(127.6)	(405.8)	(378.8)
Loss on extinguishment of debt	(2.4)	—	(2.4)	(0.2)
(Loss) income from unconsolidated equity method investments	(73.4)	2.8	(116.0)	0.2
Interest income	4.3	2.0	7.4	5.0
Other income (loss), net	10.3	1.3	23.5	3.2
Income before income taxes	646.5	606.3	1,899.3	1,708.6
Provision for income taxes	80.6	126.0	367.8	416.9
Net income	565.9	480.3	1,531.5	1,291.7
Net loss attributable to non-controlling interests in consolidated subsidiary	(0.2)	(0.1)	(0.5)	(0.3)
Net income attributable to Republic Services, Inc.	$565.7	$480.2	$1,531.0	$1,291.4
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.80	$1.52	$4.86	$4.08
Weighted average common shares outstanding	314.0	316.1	314.7	316.5
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.80	$1.52	$4.86	$4.07
Weighted average common and common equivalent shares outstanding	314.4	316.6	315.1	317.0
Cash dividends per common share	$0.580	$0.535	$1.650	$1.525

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Nine Months Ended September 30,
	2024	2023
Cash provided by operating activities:
Net income	$1,531.5	$1,291.7
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	1,314.3	1,172.6
Non-cash interest expense	54.0	65.5
Stock-based compensation	31.0	31.7
Deferred tax provision	70.2	52.2
Provision for doubtful accounts, net of adjustments	19.9	38.6
Loss on extinguishment of debt	2.4	0.2
Loss (gain) on disposition of assets and asset impairments, net	5.9	(3.7)
Loss (income) from unconsolidated equity method investments	116.0	(0.2)
Other non-cash items	(10.9)	(0.6)
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(99.9)	(161.0)
Prepaid expenses and other assets	(59.5)	121.4
Accounts payable	(26.3)	93.5
Capping, closure and post-closure expenditures	(35.3)	(40.5)
Remediation expenditures	(44.9)	(31.4)
Other liabilities	21.9	86.9
Proceeds for retirement of certain hedging relationships	23.7	2.4
Cash provided by operating activities	2,914.0	2,719.3
Cash used in investing activities:
Purchases of property and equipment	(1,357.4)	(1,083.2)
Proceeds from sales of property and equipment	8.6	25.0
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(400.4)	(1,051.1)
Cash received from business divestitures	2.5	1.7
Purchases of restricted marketable securities	(17.9)	(13.8)
Sales of restricted marketable securities	16.4	13.1
Other	(0.3)	7.5
Cash used in investing activities	(1,748.5)	(2,100.8)
Cash used in financing activities:
Proceeds from credit facilities and notes payable, net of fees	15,616.1	27,940.2
Proceeds from issuance of senior notes, net of discount and fees	888.8	1,183.6
Payments of credit facilities and notes payable	(16,835.1)	(29,024.7)
Issuances of common stock, net	(17.8)	(4.3)
Purchases of common stock for treasury	(320.7)	(190.4)
Cash dividends paid	(504.8)	(469.5)
Distributions paid to non-controlling interests in consolidated subsidiary	(0.4)	—
Contingent consideration payments	(14.2)	(14.1)
Cash used in financing activities	(1,188.1)	(579.2)
Effect of foreign exchange rate changes on cash	1.1	0.2
(Decrease) increase in cash, cash equivalents, restricted cash and restricted cash equivalents	(21.5)	39.5
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	227.5	214.3
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$206.0	$253.8

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2023. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Collection:
Residential	$739.7	18.1%	$718.2	18.8%	$2,196.1	18.3%	$2,103.4	18.9%
Small-container	1,209.1	29.7	1,126.3	29.4	3,599.2	30.0	3,270.2	29.4
Large-container	774.6	19.0	753.0	19.7	2,277.7	19.0	2,192.4	19.7
Other	18.4	0.5	19.0	0.5	54.4	0.5	52.0	0.5
Total collection	2,741.8	67.3	2,616.5	68.4	8,127.4	67.8	7,618.0	68.5
Transfer	458.6		444.3		1,335.8		1,280.5
Less: intercompany	(247.0)		(238.1)		(733.2)		(703.3)
Transfer, net	211.6	5.2	206.2	5.4	602.6	5.0	577.2	5.2
Landfill	768.4		743.2		2,234.3		2,172.4
Less: intercompany	(315.6)		(306.9)		(936.9)		(912.6)
Landfill, net	452.8	11.1	436.3	11.4	1,297.4	10.8	1,259.8	11.3
Environmental solutions	479.6		424.0		1,408.4		1,273.8
Less: intercompany	(14.9)		(19.2)		(47.8)		(62.4)
Environmental solutions, net	464.7	11.4	404.8	10.6	1,360.6	11.4	1,211.4	10.9
Other:
Recycling processing and commodity sales	107.6	2.6	76.3	2.0	310.6	2.6	226.6	2.0
Other non-core	97.7	2.4	85.8	2.2	287.4	2.4	239.9	2.1
Total other	205.3	5.0	162.1	4.2	598.0	5.0	466.5	4.1
Total revenue	$4,076.2	100.0%	$3,825.9	100.0%	$11,986.0	100.0%	$11,132.9	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Average yield	4.6%	5.8%	5.4%	6.1%
Fuel recovery fees	(0.2)	(1.1)	(0.2)	(0.2)
Total price	4.4	4.7	5.2	5.9
Volume	(1.2)	0.1	(1.0)	0.7
Change in workdays	0.3	(0.4)	0.1	—
Recycling processing and commodity sales	0.7	(0.2)	0.5	(0.8)
Environmental solutions	—	0.4	(0.2)	0.4
Total internal growth	4.2	4.6	4.6	6.2
Acquisitions / divestitures, net	2.3	1.7	3.1	5.3
Total	6.5%	6.3%	7.7%	11.5%

Core price	6.2%	7.0%	6.6%	7.5%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in core price, average yield and volume as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing and organic growth strategies. The following table reflects core price, average yield and volume as a percentage of related-business revenue for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	As a % of Related Business		As a % of Related Business
Core price	7.4%	8.6%	8.0%	8.9%
Average yield	5.5%	7.2%	6.5%	7.2%
Volume	(1.5)%	0.1%	(1.2)%	0.8%
The following table reflects changes in average yield and volume, as a percentage of related business revenue by line of business, for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
	Yield	Volume	Yield	Volume	Yield	Volume	Yield	Volume
Collection:
Residential	5.4%	(2.9)%	6.6%	(1.5)%	6.0%	(2.7)%	5.4%	0.2%
Small-container	7.5%	(0.4)%	9.4%	0.5%	9.2%	(0.2)%	9.7%	1.2%
Large-container	5.3%	(3.6)%	8.4%	(1.7)%	6.2%	(3.8)%	9.0%	(0.8)%
Landfill:
Municipal solid waste	5.1%	0.3%	5.9%	0.6%	5.4%	1.0%	5.9%	0.8%
Construction and demolition waste	4.5%	2.7%	8.2%	(6.2)%	4.6%	(0.4)%	6.4%	(2.9)%
Special waste	—%	(1.8)%	—%	8.2%	—%	(1.9)%	—%	12.3%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and nine months ended September 30, 2024 and 2023 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Labor and related benefits	$813.7	20.0%	$744.1	19.4%	$2,412.3	20.1%	$2,233.0	20.1%
Transfer and disposal costs	280.2	6.9	268.7	7.0	832.3	7.0	788.6	7.1
Maintenance and repairs	379.8	9.3	357.6	9.3	1,105.6	9.2	1,036.1	9.3
Transportation and subcontract costs	303.8	7.4	304.9	8.0	884.4	7.4	881.5	7.9
Fuel	113.4	2.8	136.7	3.6	360.4	3.0	406.3	3.6
Disposal fees and taxes	90.6	2.2	89.3	2.3	264.7	2.2	262.1	2.4
Landfill operating costs	88.1	2.1	82.6	2.2	274.5	2.3	248.4	2.2
Risk management	102.8	2.5	99.4	2.6	300.3	2.5	287.1	2.6
Other	194.5	4.8	201.0	5.4	598.2	5.0	534.9	4.8
Total cost of operations	$2,366.9	58.0%	$2,284.3	59.8%	$7,032.7	58.7%	$6,678.0	60.0%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and nine months ended September 30, 2024 and 2023 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Salaries	$278.5	6.9%	$254.2	6.6%	$834.1	6.9%	$770.6	6.9%
Provision for doubtful accounts	—	—	18.9	0.5	19.9	0.2	38.6	0.3
Other	127.5	3.1	122.8	3.2	373.6	3.1	343.8	3.1
Subtotal	406.0	10.0	395.9	10.3	1,227.6	10.2	1,153.0	10.3
US Ecology acquisition integration and deal costs	—	—	6.2	0.2	—	—	24.3	0.2
Total selling, general and administrative expenses	$406.0	10.0%	$402.1	10.5%	$1,227.6	10.2%	$1,177.3	10.5%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
PERFORMANCE METRICS AND RECONCILIATIONS OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA and adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three and nine months ended September 30, 2024 and 2023. Our definitions of the foregoing non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three and nine months ended September 30, 2024 and 2023 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024		2023		2024		2023
Net income attributable to Republic Services, Inc. and net income margin	$565.7	13.9%	$480.2	12.6%	1,531.0	12.8%	$1,291.4	11.6%
Net loss attributable to noncontrolling interests	0.2		0.1		0.5		0.3
Provision for income taxes	80.6		126.0		367.8		416.9
Other income, net	(10.3)		(1.3)		(23.5)		(3.2)
Interest income	(4.3)		(2.0)		(7.4)		(5.0)
Interest expense	138.2		127.6		405.8		378.8
Depreciation, amortization and depletion	422.0		382.3		1,234.2		1,099.4
Accretion	26.7		24.6		80.1		73.2
EBITDA and EBITDA margin	$1,218.8	29.9%	$1,137.5	29.7%	$3,588.5	29.9%	$3,251.8	29.2%
Loss from unconsolidated equity method investment	73.4		(2.8)		116.0		(0.2)
Loss on extinguishment of debt and other related costs	2.4		—		2.4		0.2
Restructuring charges	8.2		6.3		19.7		27.3
Loss (gain) on business divestitures and impairments, net	0.5		(1.5)		(0.9)		(1.5)
US Ecology acquisition integration and deal costs	—		6.2		—		24.3
Total adjustments	$84.5		$8.2		$137.2		$50.1
Adjusted EBITDA and adjusted EBITDA margin	$1,303.3	32.0%	$1,145.7	29.9%	$3,725.7	31.1%	$3,301.9	29.7%
Adjusted EBITDA and Adjusted EBITDA Margin by Business Type
The following table summarizes revenue, adjusted EBITDA and adjusted EBITDA margin by business type for the three and nine months ended September 30, 2024 and 2023 (in millions of dollars and adjusted EBITDA margin as a percentage of revenue):

	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Recycling & Waste	Environmental Solutions	Total	Recycling & Waste	Environmental Solutions	Total
Revenue	$3,611.5	$464.7	$4,076.2	$3,421.1	$404.8	$3,825.9
Adjusted EBITDA(a)	$1,185.0	$118.3	$1,303.3	$1,054.3	$91.4	$1,145.7
Adjusted EBITDA Margin	32.8%	25.5%	32.0%	30.8%	22.6%	29.9%

	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Recycling & Waste	Environmental Solutions	Total	Recycling & Waste	Environmental Solutions	Total
Revenue	$10,625.4	$1,360.6	$11,986.0	$9,921.5	$1,211.4	$11,132.9
Adjusted EBITDA(a)	$3,408.5	$317.2	$3,725.7	$3,035.0	$266.9	$3,301.9
Adjusted EBITDA Margin	32.1%	23.3%	31.1%	30.6%	22.0%	29.7%
(a) Certain corporate expenses, including selling, general and administrative expenses, and National Accounts revenue are allocated to the two business types.

The amounts shown for Recycling & Waste represent the sum of our Group 1 and Group 2 reportable segments, and Environmental Solutions represents our Group 3 reportable segment.
Adjusted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30, 2024				Three Months Ended September 30, 2023
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$646.5	$80.8	$565.7	$1.80	$606.3	$126.1	$480.2	$1.52
(Gain) loss on extinguishment of debt and other related costs	2.4	0.6	1.8	0.01	—	—	—	—
Restructuring charges	8.2	2.3	5.9	0.02	6.3	1.7	4.6	0.01
(Gain) loss on business divestitures and impairments, net (2)	0.5	0.1	0.4	—	(1.5)	(0.4)	(1.1)	—
Settlements and withdrawals on pension plans	(7.4)	(1.9)	(5.5)	(0.02)	—	—	—	—
US Ecology acquisition integration and deal costs	—	—	—	—	6.2	1.6	4.6	0.01
Total adjustments	3.7	1.1	2.6	0.01	11.0	2.9	8.1	0.02
As adjusted	$650.2	$81.9	$568.3	$1.81	$617.3	$129.0	$488.3	$1.54

	Nine Months Ended September 30, 2024				Nine Months Ended September 30, 2023
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$1,899.3	$368.3	$1,531.0	$4.86	$1,708.6	$417.2	$1,291.4	$4.07
(Gain) loss on extinguishment of debt and other related costs (3)	(5.4)	(1.4)	(4.0)	(0.01)	0.2	—	0.2	—
Restructuring charges	19.7	5.2	14.5	0.04	27.3	7.2	20.1	0.06
(Gain) loss on business divestitures and impairments, net(2)	(0.9)	(0.3)	(0.6)	—	(1.5)	(0.4)	(1.1)	—
Settlements and withdrawals on pension plans	(7.4)	(1.9)	(5.5)	(0.02)	—	—	—	—
US Ecology acquisition integration and deal costs	—	—	—	—	24.3	6.2	18.1	0.06
Total adjustments	6.0	1.6	4.4	0.01	50.3	13.0	37.3	0.12
As adjusted	$1,905.3	$369.9	$1,535.4	$4.87	$1,758.9	$430.2	$1,328.7	$4.19
(1) The income tax effect related to our adjustments includes both the current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
(2) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three and nine months ended September 30, 2024 and 2023.
(3) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the nine months ended September 30, 2023.
We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted EBITDA margin by business type, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
(Gain) loss on extinguishment of debt and other related costs. During the three and nine months ended September 30, 2024, we recognized a loss of $2.4 million due to the amendment and restatement of the credit facility. Additionally, we recorded a net gain of $7.8 million during the nine months ended September 30, 2024, attributable to the early settlement of certain cash flow hedges related to the term loan facility. The gain was recognized as a reduction of interest expense. During the nine months ended September 30, 2023, we incurred a loss on the early extinguishment of debt related to the early repayment of a portion of our term loan facility. We incurred non-cash charges related to the proportional share of unamortized deferred issuance costs of $0.2 million.
Restructuring charges. During the three and nine months ended September 30, 2024, we incurred restructuring charges of $8.2 million and $19.7 million, respectively, and during the three and nine months ended September 30, 2023, we incurred restructuring charges of $6.3 million and $27.3 million, respectively. The 2024 charges primarily related to the redesign of our asset management, and customer and order management software systems. Of the 2023 charges, $9.5 million related to the early termination of certain leases and $17.8 million related to the redesign of our asset management, and customer and order management software systems. During the nine months ended September 30, 2024 and 2023, we paid $18.1 million and $32.4 million, respectively, related to these restructuring efforts.
(Gain) loss on business divestitures and impairments, net. During the three and nine months ended September 30, 2024, we recorded a net loss on business divestitures and impairments of $0.5 million and a net gain on business divestitures and impairments of $0.9 million, respectively. During the three and nine months ended September 30, 2023, we recorded a net gain on business divestitures and impairments of $1.5 million.
Settlements and withdrawals on pension plans. During the three and nine months ended September 30, 2024, we recognized a settlement of our defined benefit pension plan. The settlement included a combination of lump-sum payments to participants who elected to receive them and the transfer of benefit obligations to a third-party insurance company under a group annuity contract. As a result of the settlements, we recognized a non-cash gain of $7.4 million during the three and nine months ended September 30, 2024, related to the accelerated recognition of the proportional share of unamortized net actuarial gains in accumulated other comprehensive loss. We expect to settle all remaining obligations by the end of 2024.
US Ecology, Inc. acquisition integration and deal costs. During the three and nine months ended September 30, 2023, we incurred acquisition integration and deal costs of $6.2 million and $24.3 million, respectively, in connection with the acquisition of US Ecology, which included certain costs to integrate the business. The acquisition closed on May 2, 2022. Our integration of the business was substantially complete as of December 31, 2023.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the nine months ended September 30, 2024 and 2023:

	Nine Months Ended September 30,
	2024	2023
Cash provided by operating activities	$2,914.0	$2,719.3
Property and equipment received	(1,199.3)	(960.1)
Proceeds from sales of property and equipment	8.6	25.0
Cash paid related to adjustments to withdrawal liabilities for a multiemployer pension fund, net of tax	0.3	0.3
Restructuring payments, net of tax	13.4	24.0
Cash tax benefit for debt extinguishment and other related costs	(0.7)	0.1
Divestiture related tax payments	0.2	0.3
US Ecology acquisition integration and deal costs, net of tax	—	18.5
Adjusted free cash flow	$1,736.5	$1,827.4
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.

Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the nine months ended September 30, 2024 and 2023:

	Nine Months Ended September 30,
	2024	2023
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$1,357.4	$1,083.2
Adjustments for property and equipment received in a different period	(158.1)	(123.1)
Property and equipment received during the period	$1,199.3	$960.1
The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of September 30, 2024 and December 31, 2023, accounts receivable were $1,847.5 million and $1,768.4 million, net of allowance for doubtful accounts of $75.2 million and $83.2 million, respectively, resulting in days sales outstanding of 41.2, or 30.4 days net of deferred revenue, compared to 42.0, or 30.9 days net of deferred revenue, respectively.
CASH DIVIDENDS
In July 2024, we paid a cash dividend of $168.0 million to shareholders of record as of July 2, 2024. As of September 30, 2024, we recorded a quarterly dividend payable of $181.7 million to shareholders of record at the close of business on October 2, 2024, which was paid on October 15, 2024.
SHARE REPURCHASE PROGRAM
During the three months ended September 30, 2024, we repurchased 0.8 million shares of our common stock for $161.9 million at a weighted average cost per share of $194.42. As of September 30, 2024, the remaining authorized purchase capacity under our October 2023 repurchase program was $2.7 billion.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the impacts of the overall global economy and increasing interest rates, our ability to effectively integrate and manage companies we acquire, and to realize the anticipated benefits of any such acquisitions, the amount of the financial contribution of our sustainability initiatives, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States, as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.